                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                           MEMBERWORKS INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            MEMBERWORKS INCORPORATED
                              9 WEST BROAD STREET
                          STAMFORD, CONNECTICUT 06902

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON TUESDAY, DECEMBER 8, 1998

     The 1998 Annual Meeting of Stockholders of MemberWorks Incorporated (the "Company") will be held at the Westin Hotel, 1 First Stamford Place, Stamford, Connecticut 06902 at 9:30 a.m., local time, to consider and act upon the following matters:

     1. To elect Stephen J. Clearman and Michael R. O'Brien as Class II Directors, to serve for a three year term;

     2. To ratify the selection of PricewaterhouseCoopers LLP by the Board of Directors as the Company's independent auditors for the fiscal year ending June 30, 1999;

     3.  To approve the amendment to the 1996 Stock Option Plan; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on November 17, 1998 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

                                          By Order of the Board of Directors,

                                          James B. Duffy
                                          Secretary

Stamford, Connecticut
November 19, 1998

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                            MEMBERWORKS INCORPORATED
                              9 WEST BROAD STREET
                          STAMFORD, CONNECTICUT 06902

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON TUESDAY, DECEMBER 8, 1998

     This Proxy Statement and the accompanying proxy are to be mailed to holders of Common Stock, $0.01 par value per share (the "Common Stock" of MemberWorks Incorporated ("the Company") commencing on or about November 19, 1998, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on December 8, 1998 and at any adjournments of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

     The Company's 1998 Annual Report to Stockholders is being mailed to stockholders concurrently with this Proxy Statement.

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written request to the Secretary of the Company, MemberWorks Incorporated, 9 West Broad Street, Stamford, Connecticut 06902.

VOTING SECURITIES AND VOTES REQUIRED

     At the close of business on November 17, 1998 the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 15,603,487 shares of Common Stock, constituting all of the voting stock of the Company. Holders of Common Stock are entitled to one vote per share.

     The presence or representation by proxy of the holders of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

     The affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting is required for the election of directors, the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors, and the approval of the amendment to the 1996 Stock Option Plan for the fiscal year ending June 30, 1999.

     Shares that abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters, such as the ones presented for stockholder approval at this Annual Meeting, that require the affirmative vote of a certain percentage of the shares voting on the matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of October 20, 1998, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director and each person nominated to become a director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below and (iv) all current directors and executive officers of the Company as a group:

                                                              NUMBER OF SHARES     PERCENTAGE OF
                                                                BENEFICIALLY       COMMON STOCK
NAME AND ADDRESS OF                                               OWNED(1)        OUTSTANDING(2)
1) BENEFICIAL OWNERS                                          ----------------    ---------------
J. & W. Seligman & Company, Inc.
  100 Park Avenue
  New York, NY 10017........................................     1,590,150             10.2%
Geocapital II, L.P.(3)
  One Bridge Plaza
  Fort Lee, NJ 07024........................................     1,401,032              9.0%
Capital Research & Management
  333 South Hope Street
  Los Angeles, CA 90071.....................................       961,700              6.2%
2) DIRECTORS, EXECUTIVE OFFICERS AND NOMINEES
Gary A. Johnson(4)..........................................     1,668,500             10.6%
Dennis P. Walker(5).........................................     1,598,800             10.2%
Stephen J. Clearman(6)......................................     1,566,311             10.0%
Alec L. Ellison(7)..........................................     1,415,066              9.1%
Marc S. Tesler(8)...........................................       773,740              5.0%
Michael R. O'Brien(9).......................................        40,600                *
James B. Duffy(10)..........................................        96,000                *
David Schachne(11)..........................................       133,462                *
All current directors and executive officers as a group
  (8 persons)(4)(5)(6)(7)(8)(9)(10)(11).....................     5,891,447             36.9%

---------------
   * Less than 1%.

 (1) Each person has sole investment and voting power with respect to the shares indicated, except as otherwise noted. The number of shares of Common Stock beneficially owned is determined under the rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of such shares. Any reference in the footnotes below to stock options held by the person in question relates to stock options which are currently exercisable or exercisable within 60 days after October 20, 1998.

 (2) The number of shares deemed outstanding with respect to a named person includes 15,576,950 shares outstanding as of October 20, 1998 plus any shares subject to options held by the person in question that are currently exercisable or exercisable within 60 days after October 20, 1998.

 (3) Consists of 1,394,344 shares of Common Stock and 6,688 shares issuable upon the exercise of presently exercisable warrants held of record by Geocapital II, L.P., which is part of an affiliated group of entities and individuals referred to, collectively, as Geocapital.

 (4) Includes 111,000 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after October 20, 1998. Includes 54,000 shares held in trust for the benefit of Mr. Johnson's children; Mr. Johnson disclaims beneficial ownership of such shares.

 (5) Includes 45,300 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after October 20, 1998. Includes 184,300 shares held in trust for the benefit of Mr. Walker's children and 500,000 shares held by Mr. Walker's wife; Mr. Walker disclaims beneficial ownership of such shares.

 (6) Includes 9,000 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after October 20, 1998. Mr. Clearman is a general partner of Geocapital II, L.P., and as such may be deemed to be the beneficial owner of shares held by Geocapital. Mr. Clearman disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in Geocapital.

 (7) Mr. Ellison is a Managing Director of Broadview Associates LLC, an affiliate of Geocapital II, L.P., and as such may be deemed to be the beneficial owner of shares held by Geocapital. Mr. Ellison disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in Geocapital.

 (8) Includes 18,000 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after October 20, 1998. Mr. Tesler is an affiliate of Technology Crossover Ventures, L.P., Technology Crossover Ventures, C.V., TCV II, V.O.F., Technology Crossover Ventures II, L.P., TCV II (Q), L.P., TCV II Strategic Partners, L.P. and Technology Crossover Ventures II, C.V. (together the "TCV Entities"), and as such may be deemed to be the beneficial owner of shares held by the TCV Entities. Mr. Tesler disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such entities.

 (9) Includes 18,000 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after October 20, 1998.

(10) Includes 79,000 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after October 20, 1998.

(11) Includes 79,000 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after October 20, 1998.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. The Board currently consists of two Class I directors, whose terms expire at the 2000 Annual Meeting of Stockholders, two Class II directors, whose terms expire at the 1998 Annual Meeting of Stockholders and two Class III directors whose terms expire at the 1999 Annual Meeting of Stockholders (in all cases subject to the election of their successors or to their earlier death, resignation or removal).

     The persons named in the enclosed proxy will vote to elect Stephen J. Clearman and Michael R. O'Brien as Class II directors, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. The Company has no nominating committee, and all nominations are made by the Board of Directors. Each nominee has indicated his willingness to serve, if elected, but if any nominee should be unable to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE
NOMINEES.

     Set forth below are the name, age and certain other information with respect to each director and nominee for director of the Company.

CLASS I DIRECTORS

     Marc S. Tesler, 52, has been a director of the Company since January 1996. Since July 1995, he has been a member of the general partner of Technology Crossover Ventures, L.P., a private partnership specializing in information technology investments. From 1982 to June 1995, Mr. Tesler served in various positions at Chancellor Capital Management, an investment management firm, most recently as head of its Alternative Asset Management Group. Mr. Tesler received his B.S. from the University of Massachusetts and his M.B.A. from New York University.

     Alec L. Ellison, 35, has been a director of the Company since 1989. Mr. Ellison has served as Managing Director of Broadview Associates LLC, an investment bank, since 1988. Prior to 1988, Mr. Ellison was affiliated with the Technology and Emerging Growth Group of Morgan Stanley & Co. Incorporated, an investment banking firm. Mr. Ellison holds a B.A. from Yale University and an M.B.A. from Harvard Business School, where he was a Baker Scholar.

NOMINEES FOR CLASS II DIRECTORS

     Stephen J. Clearman, 47, has been a director of the Company since 1989. Since 1984, Mr. Clearman has been a general partner of Geocapital Partners, a venture fund he co-founded. Mr. Clearman received a B.A. from Haverford College, an M.S. from Columbia University and a J.D. from Harvard Law School. Mr. Clearman is also a director of Expert Software, Inc. and World Access, Inc., formerly Restor Industries, Inc.

     Michael R. O'Brien, 55, has been a director of the Company since June 1996. Mr. O'Brien founded Catalina Marketing Corporation ("Catalina"), a direct marketing company, in 1983, and served as Catalina's President until 1989 and as its Chairman of the Board and Chief Executive Officer until 1992. Since 1992, Mr. O'Brien has been Chairman Emeritus of, and a consultant to, Catalina. Prior to founding Catalina, Mr. O'Brien was President of TRIM, Inc., a marketing research and information company specializing in the utilization of scanner data. Previously, he held various sales management positions with several consumer product manufacturers, including the Liggett Group, Inc. Mr. O'Brien received a B.A. from the University of Kansas.

CLASS III DIRECTORS

     Gary A. Johnson, 43, a co-founder of the Company, has served as President and Chief Executive Officer and a director of the Company since its inception. From 1987 to 1989, Mr. Johnson founded and served as President of American Target Group Marketing, a marketer of membership services for magazine publishers. From 1983 to 1987, Mr. Johnson was Vice President of New Product Development and Marketing of CUC International, Inc., a membership program services marketing firm. From 1981 to 1983, Mr. Johnson was a Marketing Director of the Marketing Consulting Division of General Electric. Mr. Johnson received a B.S. from Tufts University and an M.B.A. from Harvard Business School.

     Dennis P. Walker, 53, a co-founder of the Company, has served as Executive Vice President and a director of the Company since its inception. Prior to founding the Company, Mr. Walker founded and served as President of Walker Enterprises, a direct marketing and credit card merchandising business from 1978 to 1988. Mr. Walker received a B.A. from the University of Nebraska.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater-than-ten-percent shareowners are required by regulations promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for the Company's most recent fiscal year, the Company believes that all its officers, directors and greater-than-ten-percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1998.

BOARD AND COMMITTEE MEETINGS

     The Company has a standing Audit Committee of the Board of Directors, which reviews the Company's internal accounting control policies and procedures, the performance of the Company's independent auditors in the annual audit and auditors' fees; considers and recommends the selection of the Company's independent auditors; reviews and approves any major accounting policy changes affecting the Company's operating results and provides the opportunity for direct contact between the Company's independent auditors and the Board of Directors. The Company's consolidated financial statements are currently audited by PricewaterhouseCoopers LLP. The Audit Committee met once during fiscal 1998. The current members of the Audit Committee are Messrs. Clearman, O'Brien and Tesler.

     The Company has a standing Compensation Committee of the Board of Directors, which provides recommendations to the Board regarding compensation programs of the Company and administers and has authority to grant stock options under the Company's 1996 Stock Option Plan, 1995 Executive Officers Stock Option Plan and the 1995 Non-Employee Directors Stock Option Plan to all employees, directors and officers of the Company, including those persons who are required to file reports ("Reporting Persons") pursuant to Section 16(a) of the Exchange Act. The Compensation Committee also administers the Company's

Amended 1990 Stock Option Plan and the Company's 1996 Employee Stock Purchase Plan. The Compensation Committee met five times during fiscal 1998. The current members of the Compensation Committee are Messrs. Clearman, Ellison and Tesler.

     The Board of Directors held five meetings during fiscal 1998. No director attended fewer than 75% of the meetings of the Board of Directors or committee meetings on which the director served during the period of his service as a director.

DIRECTOR COMPENSATION AND STOCK OPTIONS

     The Company's directors do not receive any compensation for their services on the Board of Directors or any committee thereof; however, they are reimbursed for expenses incurred in connection with their attendance at Board or committee meetings. The non-employee directors (which consist of Messrs. Clearman, Ellison, Tesler and O'Brien) have received options to purchase shares of Common Stock pursuant to the 1995 Non-Employee Director Stock Option Plan.

EXECUTIVE COMPENSATION

  Summary of Compensation

     The following table sets forth certain compensation information for the fiscal years indicated, of the Company's Chief Executive Officer and the Company's three other most highly compensated executive officers whose cash compensation exceeded $100,000 during the fiscal year ended June 30, 1998 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                     ANNUAL           LONG-TERM
                                                COMPENSATION(1)      COMPENSATION
                                               ------------------    ------------
                                                                      SECURITIES
                                                                      UNDERLYING        ALL OTHER
                                     FISCAL    SALARY      BONUS       OPTIONS         COMPENSATION
    NAME AND PRINCIPAL POSITION       YEAR       ($)        ($)      (SHARES)(2)           ($)
    ---------------------------      ------    -------    -------    ------------      ------------
Gary A. Johnson....................   1998     265,000    132,500       21,000             --
  President and Chief Executive       1997     240,000     96,000       75,000             --
  Officer
Dennis P. Walker...................   1998     230,000         --       10,000(4)          --
  Executive Vice President            1997     209,362         --       63,200(3)(4)       --
James B. Duffy.....................   1998     234,000    125,000       14,000             --
  Senior Vice President and Chief     1997     200,000    100,000       14,000             --
  Financial Officer
David Schachne.....................   1998     200,000     75,000       14,000             --
  Senior Vice President               1997     175,000     60,000       50,000             --
  New Business Development

---------------
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constitute less than the lesser of $50,000 or ten percent of the total salary and bonus reported for the executive officer during the years ended June 30, 1998 and 1997.

(2) The Company did not grant any restricted stock awards or stock appreciation rights during the year ended June 30, 1998. The Company does not have any long-term incentive plans.

(3) Includes options granted pursuant to an agreement between the Company and Mr. Walker whereby the Company was required to grant options to purchase up to 144,000 shares of Common Stock to Mr. Walker for achievement of certain performance goals prior to December 31, 1996. These options become exercisable over a four-year period, one quarter of such options vesting each 12 months commencing on the last day of the first 12-month period after the date of grant, at an exercise price of $2.78 per share. Mr. Walker was granted options to purchase 14,400 shares pursuant to this agreement in each of April, October, November and December of 1996.

(4) Also includes options granted pursuant to an agreement between the Company and Mr. Walker whereby the Company is required to grant options to purchase Common Stock to Mr. Walker for achievement of certain performance goals prior to December 31, 1997. These options become exercisable over a four-year period, one quarter of such options vesting each 12 months commencing on the last day of the first 12-month period after the date of grant, at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Mr. Walker was granted options to purchase 15,000 shares pursuant to this agreement in May 1997 and 5,000 shares pursuant to this agreement in August 1997.

  Option Grants

     The following table sets forth certain information concerning option grants during the fiscal year ended June 30, 1998 to the Named Executive Officers and the number and value of the unexercised options held by such persons on June 30, 1998:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                           ------------------------------------------------------      VALUE AT ASSUMED
                            NUMBER OF      PERCENT OF                                   RATES OF STOCK
                           SECURITIES     TOTAL OPTIONS                               PRICE APPRECIATION
                           UNDERLYING      GRANTED TO      EXERCISE                   FOR OPTION TERM(1)
                             OPTIONS      EMPLOYEES IN      PRICE      EXPIRATION    --------------------
          NAME             GRANTED (#)     FISCAL YEAR      ($/SH)        DATE        5% ($)     10% ($)
          ----             -----------    -------------    --------    ----------    --------    --------
Gary A. Johnson..........    18,163            7.1%         16.00        7/2/07      182,762     463,154
                              2,837            1.1%         17.60        7/2/07       24,008      67,804
Dennis P. Walker.........     5,000            1.9%         16.00        7/2/07       50,312     127,499
                              5,000            1.9%         18.00        8/7/07       56,601     143,437
James B. Duffy...........    14,000            5.4%         16.00        7/2/07      140,872     356,998
David Schachne...........    14,000            5.4%         16.00        7/2/07      140,872     356,998

---------------
(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future stock prices. This table does not take into account any appreciation or depreciation in the price of the Common Stock to date. Actual gain, if any, on stock option exercises will depend on future performance of the Common Stock and the date on which the options are exercised. Values shown are net of the option exercise price, but do not include deductions for tax or other expenses associated with the exercise.

  Option Exercises and Holdings

     The following table sets forth certain information concerning each exercise of a stock option during the fiscal year ended June 30, 1998 by each of the Named Executive Officers, and the number and value of unexercised options held by each of the Named Executive Officers on June 30, 1998:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF
                                                                   SECURITIES              VALUE OF
                                                                   UNDERLYING             UNEXERCISED
                                                               UNEXERCISED OPTIONS       IN-THE-MONEY
                                                                    AT FISCAL          OPTIONS AT FISCAL
                                  SHARES                          YEAR-END (#)          YEAR-END ($)(1)
                               ACQUIRED ON        VALUE           EXERCISABLE/           EXERCISABLE/
NAME                           EXERCISE (#)    REALIZED ($)       UNEXERCISABLE          UNEXERCISABLE
----                           ------------    ------------    -------------------    -------------------
Gary A. Johnson..............         --               --       79,800/124,200        2,196,030/3,037,191
Dennis P. Walker.............         --               --       33,800/75,400          937,018/1,902,632
James B. Duffy...............         --               --       74,800/97,200         2,075,660/2,464,860
David Schachne...............     54,000        1,269,529       62,200/59,400         1,760,894/1,342,002

---------------
(1) The per share value of unexercised in-the-money options is calculated by subtracting the per share option exercise price from the last per share sale price of the Company's Common Stock on the Nasdaq National Market on June 30, 1998 ($32.25).

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

     The Company entered into an agreement with Mr. Walker whereby the Company was required to grant options to purchase 144,000 shares of Common Stock to Mr. Walker for achievement of certain performance goals. Specifically, the Company was obligated to grant an option to purchase 14,400 shares of Common Stock for each new client, from a selected list of ten prospective large clients, he obtained for the Company prior to December 31, 1996. These options become exercisable over a four-year period, one quarter of such options vesting each 12 months commencing on the last day of the first 12-month period after the date of grant, at an exercise price of $2.78 per share. Pursuant to this agreement, Mr. Walker was granted options to purchase 57,600 shares of Common Stock.

     The Company subsequently entered into a second agreement with Mr. Walker whereby the Company is required to grant options to purchase Common Stock to Mr. Walker for achievement of certain performance goals prior to December 31, 1997. These options become exercisable over a four-year period, one quarter of such options vesting each 12 months commencing on the last day of the first 12-month period after the date of grant, at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Pursuant to this agreement, Mr. Walker was granted options to purchase 20,000 shares of Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As of the closing of the Company's initial public offering in October 1996, the Company adopted a policy that all material transactions between the Company and its officers, directors and other affiliates must (i) be approved by a majority of the members of the Company's Board of Directors and by a majority of the disinterested members of the Company's Board of Directors, and (ii) be on terms that are no less favorable to the Company than could be obtained from unaffiliated third parties. In addition, the policy requires that any loans by the Company to its officers, directors or other affiliates be for bona fide business purposes only.

     During fiscal 1998 the Company paid Broadview Associates, LLC $72,000 for services rendered during the year.

     For a description of option grants to certain executive officers of the Company, see "Executive Compensation -- Option Grants."

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the "Compensation Committee") is currently composed of three non-employee directors, Stephen J. Clearman, Alec L. Ellison and Marc S. Tesler. The Compensation Committee is responsible for establishing and administering the policies which govern both annual compensation and performance-based equity ownership of the Company's executive officers.

     This report is submitted by the Compensation Committee and addresses the Company's policies for 1998 as they apply to the Named Executive Officers.

  Policies and Philosophy

     The Company's executive compensation program is structured and administered to achieve three broad goals in a manner consistent with stockholder interests. First, the Compensation Committee structures executive compensation programs and decisions regarding individual compensation in a manner that the Compensation Committee believes will enable the Company to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of the Company. Finally, the Compensation Committee designs the Company's executive compensation programs to provide executives with long-term ownership opportunities in the Company in an attempt to align executive and stockholder interests.

     In evaluating both individual and corporate performance for purposes of determining salary and bonus levels and stock option grants, the Compensation Committee places significant emphasis on the extent to which strategic and business plan goals are met, including the progress and success of the Company with respect to matters such as achieving operating budgets, establishing strategic marketing, distribution and development alliances, product development and enhancement of the Company's strategic position, as well as on the Company's overall financial performance.

  Executive Compensation in Fiscal 1998

     The compensation programs for the Company's executives established by the Compensation Committee consist of three elements based upon the foregoing objectives: (i) base salary and benefits competitive with the marketplace; (ii) bonus grants; and (iii) stock-based equity incentive in the form of participation in the 1996 Stock Option Plan, the 1995 Executive Officers' Stock Option Plan and the 1996 Employee Stock Purchase

Plan (prior to the closing of the Company's initial public offering in October 1996, option grants under the Amended 1990 Stock Option Plan were also possible). The Compensation Committee believes that providing a base salary and benefits to its executive officers that are competitive with the marketplace enables the Company to attract and retain key executives. In addition, the Compensation Committee believes that bonuses based on both corporate and individual performance provide incentives to its executive officers that align their interests with those of the Company as a whole. The Compensation Committee generally provides executive officers discretionary stock option awards to reward them for achieving specified business objectives and to provide them with long-term ownership opportunities. In evaluating the salary level, bonuses and equity incentives to award to each current executive officer, the Compensation Committee examines the progress which the Company has made in areas under the particular executive officer's supervision, such as development or sales, and the overall performance of the Company.

     In determining the salary and bonuses of each executive officer, the Compensation Committee and the Board of Directors consider numerous factors such as (i) the individual's performance, including the expected contribution of the executive officer to the Company's goals, (ii) the Company's long-term needs and goals, including attracting and retaining key management personnel, and (iii) the Company's competitive position, including data on the payment of executive officers at comparable companies that are familiar to members of the Compensation Committee. The companies used by the Compensation Committee to compare executive compensation are companies of which the members of the Compensation Committee have specific knowledge and are considered as of the time those companies were at similar stages of development as the Company. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions and the historic compensation levels of the individual. The Compensation Committee believes that the salary levels of its executive officers are in the middle third when compared to the compensation levels of companies at similar stages of development as the Company.

     Stock option grants made pursuant to the Amended 1990 Stock Option Plan, the 1995 Executive Officers' Stock Option Plan and the 1996 Stock Option Plan in the fiscal year ended June 30, 1997 were designed to make a portion of the overall compensation of the executive officers receiving such awards vary depending upon the performance of the Company's Common Stock. Such grants, as a result of vesting arrangements applicable to such stock options, also serve as a means of retaining these individuals. In making stock option grants to executives, the Compensation Committee considers a number of factors, including the performance of the executive, the responsibilities of the executive, and the executive's current stock or option holdings.

  Benefits

     The Company's executive officers are entitled to receive medical benefits and life insurance benefits and to participate in the Company's 401(k) Savings Plan on the same basis as other full-time employees of the Company. The Company's 1996 Employee Stock Purchase Plan, which is available to virtually all employees, including certain executive officers and directors who are employees, allows participants to purchase shares at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period.

  Compensation of the Chief Executive Officer in Fiscal 1998

     The compensation philosophy applied by the Compensation Committee in establishing the compensation for the Company's President and Chief Executive Officer is the same as for the other senior management of the Company to provide a competitive compensation opportunity that rewards performance.

     During fiscal 1998, Mr. Johnson served as President and Chief Executive Officer of the Company and was paid a base salary of $265,000. The Compensation Committee established Mr. Johnson's base salary at a level considered by the Compensation Committee to be in the middle third of the compensation of Chief Executive Officers at other publicly-traded companies at the same stage of development as the Company. Mr. Johnson was also granted options to purchase 18,163 shares of Common Stock at an exercise price of $16.00 per share and 2,837 shares of Common Stock at an exercise price of $17.60 per share under the 1996 Stock Option Plan in fiscal 1998.

  Compliance with Section 162(m) of the Code

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows tax deductions to publicly-traded corporations for compensation over $1,000,000 paid to the corporation's Chief Executive Officer or any of its other four most highly compensated executive officers. Qualifying performance-based compensation will not be subject to this disallowance if certain requirements are met. The Company currently intends to structure the compensation arrangements of its executive officers in a manner that will avoid disallowances under Section 162(m).

                                          COMPENSATION COMMITTEE

                                          Stephen J. Clearman
                                          Alec L. Ellison
                                          Marc S. Tesler

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Common Stock of the Company during the period from October 18, 1996 (the date on which the Company's Common Stock began trading on the Nasdaq National Market) to June 30, 1998 with the cumulative total return over the same period of (i) the Nasdaq National Market (U.S. Companies) (the "Nasdaq Composite Index") and (ii) the Dow Jones Consumer Non-Cyclical Index for the Consumer Services sector (the "Dow Jones Non-Cyclical Index"). This comparison assumes the investment of $100 on October 18, 1996 in the Company's Common Stock, the Nasdaq Composite Index and the Dow Jones Non-Cyclical Index and assumes dividends, if any, are reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
[STOCK PERFORMANCE GRAPH]

                                       MEMBERWORKS      NASDAQ COMPOSITE     DOW JONES NON-
                                      INCORPORATED            INDEX          CYCLICAL INDEX
1996                                     100.00              100.00              100.00
1997                                      94.85              116.09              118.97
1998                                     189.71              152.95              155.66

                                   PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year. PricewaterhouseCoopers LLP has served as the Company's independent auditors since 1990. Although stockholder ratification of the Board of Directors' selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection of PricewaterhouseCoopers LLP.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                   PROPOSAL 3

                  APPROVAL OF 1996 STOCK OPTION PLAN AMENDMENT

                      AMENDMENT TO 1996 STOCK OPTION PLAN

     The Company's 1996 Stock Option Plan (the "Plan") was adopted by the Board of Directors and approved by the stockholders of the Company in August 1996, and became effective as of August 13, 1996.

     On November 16, 1998, the Board of Directors adopted a resolution proposing that (a) the number of shares of Common Stock reserved for issuance under the Plan increase from 1,800,000 to 3,600,000 shares of Common Stock (b) to set the maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options at 3,600,000 and (c) to clarify that the maximum number of shares with respect to which options may be granted to any employee under the Plan in any Calendar Year, set forth in the Plan as 175,000 shares, is subject to adjustment in number and kind in the event of a recapitalization or other related transaction in the same manner as the maximum number of shares reserved for issuance under the Plan is subject to adjustment in number and kind in the event of a recapitalization or other related transaction (the "Plan Amendment"). The Plan Amendment is being presented for the approval of the Company's stockholders. In all other respects, the provisions of the Plan will remain as approved and adopted by the stockholders of the Company in August 1996 with the exception of certain nonmaterial ministerial changes made to reflect recent amendments to Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and nonmaterial ministerial changes to Section 9 "Nontransferability of Options" as set forth in Annex B attached hereto. If approved by the Company's stockholders, the Plan Amendment would effect the following changes:

     (a) Section 3 of the Plan would be amended in its entirety to read as follows:

          3.  Eligibility

          Options may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultant's or advisors to, the Company; provided, that the class of employees to whom Incentive Stock Options may be granted shall be limited to all employees of the Company. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board of Directors shall so determine. The maximum number of shares with respect to which options may be granted to any employee under the Plan shall not exceed 175,000 shares of common stock during any calendar year during the term of the Plan, subject to adjustment in the same manner as the maximum number and kind of shares reserved for issuance under the Plan in accordance with Section 15 hereof. For the purpose of calculating such maximum number, (a) an option shall continue to be treated as outstanding notwithstanding its repricing, cancellation or expiration and (b) the repricing of an outstanding option or the issuance of a new option in substitution for a cancelled option shall be deemed to constitute the grant of a new additional option separate from the original grant of the option that is repriced or cancelled. With respect to grants of options to directors and officers, the Plan shall be administered in compliance with the applicable provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act").

     (b) Section 4 of the Plan would be amended in its entirety to read as follows:

          4.  Stock Subject to Plan

          The maximum number of shares of Common Stock which may be issued and sold under the Plan is 3,600,000 shares. If an option granted under the Plan shall expire or terminate for any reasons without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan. If shares issued upon exercise of an option under the Plan are tendered to the Company in payment of the exercise price of an option granted under the Plan, such tendered shares shall again be available for subsequent option grants under the Plan; provided, that in no event shall the number of shares issued pursuant to the exercise of Incentive Stock Options exceed 3,600,000. The maximum number of shares that may be issued under the Plan and the maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options are subject to adjustment in accordance with Section 15 below.

     The Plan is intended to secure for the Company and its stockholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success. As of October 8, 1998, options to purchase 1,224,538 shares of Common Stock had been granted under the Plan, and 615,371 shares of Common Stock remained available for future option grants under the Plan. The Board of Directors believes that the Plan Amendment is in the best interests of the Company's stockholders because approval of the Plan Amendment will enable the Company to continue to implement effectively the Plan and attain the stated goal of the Plan. If the Plan Amendment is not approved, the Company will soon deplete the options available for grant under the Plan.

     The following summary of the Plan (which assumes adoption of the Plan Amendment) is qualified in its entirety by reference to the complete text of the Plan and the Plan Amendment thereto attached as Annex A to this Proxy Statement. Capitalized terms used in this section of the Proxy Statement will, unless otherwise defined, have the meanings assigned to them in the text of the Plan.

SHARES SUBJECT TO THE PLAN

     Upon approval of the Plan Amendment, a maximum of 3,600,000 shares of Common Stock, in the aggregate, may be issued and sold under the Plan. The authorized shares issuable in connection with the Plan are subject to adjustment in the event that any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction affects the Common Stock such that adjustment is appropriate to prevent dilution or enlargement of the rights of participants under the Plan. Any adjustment will be made by the Board of Directors' Compensation Committee (the "Committee"), whose determination will be final, binding and conclusive.

     If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Common Stock subject to such option shall again be available for subsequent option grants under the Plan. If shares issued upon exercise of an option under the Plan are tendered to the Company in payment of the exercise price of an option granted under the Plan, such tendered shares shall again be available for subsequent option grants under the Plan; provided, that the maximum number of shares that may be issued pursuant to exercise of Incentive Stock Options shall not exceed 3,600,000.

ADMINISTRATION

     The Plan provides that it shall be administered by the Board of Directors, or a committee appointed by the Board. Pursuant to such authority, the Board of Directors has appointed its Compensation Committee to administer the Plan. The Committee is authorized, among other things, to grant options to purchase shares of Common Stock, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations which are, in the judgment of the Committee, necessary or desirable for the administration of the Plan.

PARTICIPANTS AND TERMS OF AWARDS

     The Plan provides for the granting of (a) Non-Statutory Options and (b) Incentive Stock Options to certain individuals. Non-Statutory Options may be granted to such persons who are, at the time of the grant, employees, officers or directors of, or consultants or advisors to, the Company as the Committee may select in its sole discretion. There are approximately 1,000 persons eligible to receive Non-Statutory Options under the Plan.

     Employees of the Company are eligible to receive Incentive Stock Options under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee may select in its sole discretion those employees to whom Incentive Stock Options will be granted. There are approximately 1,000 persons eligible to be granted Incentive Stock Options under the Plan.

     Assuming that the Plan Amendment is approved by the Company's stockholders, an aggregate of 3,600,000 shares of Common Stock is reserved for issuance under the Plan, subject to adjustment. The total number of shares of Common Stock subject to options granted to any employee under the Plan during any calendar year will not exceed 175,000 shares.

     As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Committee. Such option agreements may differ among recipients.

     The exercise price of each option is established by the Committee, but in no event can the exercise price of an Incentive Stock Option be less than the fair market value of the Common Stock on the date of the grant (or not less than 110% of the fair market value of the Common Stock on the date of the grant if the individual to whom an Incentive Stock Option is granted owns, as of the date of the grant, shares of the Company's capital stock possessing 10% or more of the total voting power of all outstanding shares of the Company's capital stock). The aggregate fair market value (determined as of the date of grant) of shares of Common

Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual to whom an Incentive Stock Option is granted during any calendar year may not exceed $100,000.

     The Committee has the authority to determine other terms of the options granted, including (i) the number of shares subject to each option, (ii) option exercise terms, (iii) the duration of the option, and (iv) the time, manner and form of payment upon exercise of an option. Although the Committee will determine the duration of the option, no Incentive Stock Option may be exercised more than ten years after the date of grant. Furthermore, if an Incentive Stock Option is granted to an individual who owns, as of the date of grant, shares of the Company's capital stock possessing 10% or more of the total voting power of all outstanding shares of the Company's capital stock, such Incentive Stock Option may not be exercised more than five years after the date of grant.

     The Committee may affect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price which may be lower or higher than the exercise price of the cancelled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price which is higher or lower than the then-current exercise price of such outstanding options.

     Options are not assignable or transferable by the optionee other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the optionee, only by the optionee; provided, however, that Non-Statutory Options may be transferred as provided by the Board Of Directors.

OTHER FEATURES OF THE PLAN

     The Plan provides that the Committee shall determine the period of exercisability for outstanding options in the event of (i) the termination of an optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee; however, fixed periods of exercisability are provided in the Plan in the case of Incentive Stock Options.

     The Committee may, in its sole discretion, (i) include additional provisions in option agreements covering options granted under the Plan (provided that such additional provisions are not inconsistent with any other term or condition of the Plan or causes any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of
Section 422 of the Code), (ii) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (iii) extend duration of the option.

     In the event of a consolidation or merger or sale of all of substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Committee, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions with respect to outstanding options: (i) provide for the assumption of the options by the surviving or acquiring corporation, (ii) upon written notice to the optionees, provide for the termination of all unexercised options immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period of time following the notice, (iii) in the case of a merger in which stockholders of the Company will receive a cash payment for each share surrendered in the merger, provide that all or any outstanding options shall become exercisable in full immediately prior to such event.

     The Committee may at any time, and from time to time, modify or amend the Plan in any respect; provided, however, that if at any time the approval of the Company's stockholders is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Company shall obtain such approval before modifying or amending the Plan.

     The Plan shall continue in effect until August 12, 2006 unless terminated earlier pursuant to a consolidation, merger or sale of all or substantially all of the assets of the Company or a liquidation of the Company.

     Any option outstanding on August 12, 2006 will remain in effect until it is exercised, terminates or expires in accordance with its terms.

NEW PLAN BENEFITS

     With respect to all future grants, the Committee has full discretion to determine the number and amount of options to be granted to employees, officers or directors of, or consultants or advisors to, the Company under the Plan, subject to an annual limitation on the total number of options that may be granted to any employee under the Plan. Therefore, other than as described in this paragraph, the benefits and amounts that will be received by each of the officers named in the Security Ownership of Certain Beneficial Owners and Management table set forth in this Proxy Statement, the directors of the Company, the executive officers as a group and all other employees under the Plan are not presently determinable.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to options under the Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

     Non-Statutory Stock options. The grant of a Non-Statutory Stock Option will have no immediate tax consequence to the Company or the employee. The exercise of a Non-Statutory Stock Option will require an employee to include in his gross income the amount by which the aggregate fair market value of the acquired shares on the exercise date (or the date on which any substantial risk of forfeiture lapses) exceeds the aggregate purchase price paid for such shares. Upon a subsequent sale or taxable exchange of shares acquired upon exercise of a Non-Statutory Stock Option, an employee will recognize long or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares.

     The Company will be entitled (provided applicable income tax reporting requirements are met) to a deduction at the same time and in the same amount as the employee is in receipt of income in connection with his exercise of a Non-Statutory Stock Option.

     Incentive Stock Options. The grant of an Incentive Stock Option will have no immediate tax consequences to the Company or the employee. Upon exercise of an Incentive Stock Option, the employee generally recognizes no income. If an employee disposes of the shares acquired on the exercise of an Incentive Stock Option within two years after the grant of the option or within one year after the date of the transfer of such shares to him (a "disqualifying disposition"), he will be required to include in income, as compensation, the lesser of (i) the difference between the aggregate purchase price paid and the fair market value of the acquired shares on the exercise date (or the date on which any substantial risk of forfeiture lapses) or (ii) the amount of gain realized on such disposition. Any additional gain or loss recognized will be a capital gain or loss.

     If any employee does not make a disqualifying disposition, he will realize no compensation income and any gain or loss that he realizes on a subsequent disposition of such shares will be treated as a capital gain or loss. For purposes of computing the employee's alternative minimum taxable income, however, the option generally will be treated as if it were a Non-Statutory Stock Option.

     The Company will be entitled to a deduction at the same time and in the same amount as the employee is in receipt of compensation income as a result of a disqualifying disposition. If there is no disqualifying disposition, no deduction will be available to the Company.

     THE BOARD OF DIRECTORS RECOMMENDS STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PLAN AMENDMENT.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                             SOLICITATION EXPENSES

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names, and the Company will reimburse them for out-of-pocket expenses incurred on behalf of the Company.

                            STOCKHOLDERS' PROPOSALS

     Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at its principal office in Stamford, Connecticut not later than July 22, 1999 for inclusion in the proxy statement for that meeting.

                                          By Order of the Board of Directors,

                                          James B. Duffy
                                          Secretary
November 19, 1998

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT STOCKHOLDERS PLAN TO ATTEND, STOCKHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                         ANNEX A

1996 STOCK OPTION PLAN

     The Company's 1996 Stock Option Plan ( the "1996 Stock Option Plan") was adopted by the Board of Directors and approved by the stockholders of the Company in August 1996, and became effective upon the approval of the Board of Directors. 1,224,538 options have been granted under the 1996 Stock option Plan. The Stock Option Plan authorizes the issuance of up to a total of 3,600,000 shares pursuant to the grant to employees of "incentive stock options" within the meaning of the Code, and the grant of non-qualified stock options to employees, consultants, officers or directors of the Company.

     The 1996 Stock Option Plan is administered by the Compensation Committee of the Board of Directors, which has the authority to select the optionees and determine the terms of the options granted, including (i) the number of shares subject to each option, (ii) option exercise terms, (iii) the exercise price of the option, (which in the case of an incentive stock option cannot be less than the fair market value of the Common Stock on the date of grant), (iv) the duration of the option, and (v) the time, manner, and form of payment upon exercise of an option. An option is not transferable by the optionholder except by will or by laws of descent and distribution. Generally, no incentive stock option may be exercised by an optionee more than three months following termination of employment, unless termination is due to death or disability, in which case the option is exercisable for a maximum of one year after such termination.

                                                                         ANNEX B

9.  Nontransferability of Options.

     Options shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee; provided, however, that Non-Statutory Options may be transferred as follows:

          (a) pursuant to a "domestic relations order" as defined in Section 414 of the Code or Section 206 of ERISA; or

          (b) without consideration by an optionee, subject to such rules as the Board of Directors may adopt to preserve the purposes of the Plan (including limiting such transfers to transfers by optionees who are directors or senior executives), to:

             (A) a member of an optionee's immediate family,

             (B) a trust solely for the benefit of the optionee and the optionee's immediate family, or

             (C) a partnership, limited liability company or corporation whose only partners, members or shareholders are the optionee and the optionee's immediate family members, (each transferee described in subsections (a)(b) above is hereafter referred to as a "permitted transferee"), provided that the Board of Directors is notified in advance, in writing, of the terms and conditions of any proposed transfer under subsection (a) or (b) and it determines that the proposed transfer complies with the requirements of the Plan and the applicable option agreement. Any purported assignment, alienation, pledge, sale, transfer or encumbrance that does not qualify under subsection (a) or
        (b) shall be void and unenforceable against the Company. For this purpose, "immediate family" shall mean, with respect to a particular optionee, the optionee's spouse, children or grandchildren (including adopted children, stepchildren, adopted grandchildren and stepgrandchildren).

          (b) The terms of any Option shall apply to the executors and administrators of the optionee and of the permitted transferees of the optionee (including the executors and administrators of the permitted transferees), including the right to agree to any amendment to the applicable option agreement, except that permitted transferees shall not transfer any option other than by will or by the laws of descent and distribution.

          (c) An option shall be exercised only by the optionee (or his or her attorney in fact, guardian, or, in the case of a transferred option, by a permitted transferee), or, in the case of the optionee's death, by the optionee's executors or administrators (including, in the case of a transferred option, by the executors or administrators of the permitted transferee), and no shares shall be issued by the Company unless the exercise of an option is accompanied by sufficient payment, as determined by the Company, to meet its withholding tax obligations on such exercise or by other arrangements satisfactory to the Board of Directors to provide for such payment."

                            MEMBERWORKS INCORPORATED

               PROXY FOR THE 1998 ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD TUESDAY, DECEMBER 8, 1998

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                   AND SHOULD BE RETURNED AS SOON AS POSSIBLE

     The undersigned having received notice of the 1998 Annual Meeting of Stockholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Gary A. Johnson and James B. Duffy, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the 1998 Annual Meeting of Stockholders of MEMBERWORKS INCORPORATED (the "Company") to be held on Tuesday, December 8, 1998 at 9:30 a.m. at the Westin Hotel, 1 First Stamford Place, Stamford, Connecticut 06902, and any adjournments thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

     In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                Please Detach and Mail in the Envelope Provided


A [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

                                              FOR BOTH NOMINEES
                                          (EXCEPT AS MARKED BELOW)      WITHHOLD

1. To elect the
   following nominees for
   director (except as marked below):              [ ]                     [ ]


   Nominees: Stephen J. Clearman
             Michael R. O'Brien

(Instruction: To withhold a vote for an individual nominee, write the name of such nominee in the space provided below.
Your shares will be voted for the remaining nominees.)


                                               FOR        AGAINST        ABSTAIN

2. To ratify the appointment of
   PricewaterhouseCoopers LLP as the
   Company's independent public accountants
   for the current year.                       [ ]          [ ]            [ ]

3. To approve the amendment to the 1996
   Stock Option Plan.                          [ ]          [ ]            [ ]

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" BOTH DIRECTOR NOMINEES AND "FOR" PROPOSALS NUMBER 2 AND 3.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL THIS PROXY IN THE ACCOMPANYING ENVELOPE.

     A VOTE "FOR" BOTH DIRECTOR NOMINEES AND A VOTE "FOR" PROPOSAL NUMBER 2 AND PROPOSAL NUMBER 3 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

MARK HERE FOR ADDRESS               MARK HERE IF YOU PLAN TO
CHANGE AND NOTE AT LEFT   [ ]       ATTEND THE MEETING          [ ]

Signature __________________  Signature if held jointly ________________________

Dated ________________, 1998

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT
      OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER, GIVING FULL TITLE. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON, GIVING FULL TITLE.